As filed with the Securities and Exchange Commission on December 8, 2025

Registration No. 333-288364

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3/A

(Amendment No. 5)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Electra Battery Materials Corporation

(Exact name of Registrant as specified in its charter)

Not applicable

(Translation of Registrant’s name into English)

Canada	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

133 Richmond Street W, Suite 602

Toronto, Ontario

M5H 2L3

Canada

(416) 900-3891

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, New York 10005

(212) 894-8940

(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Sam Cole, Esq. Cassels, Brock & Blackwell LLP Suite 2200, RBC Place, 885 West Georgia St. Vancouver, British Columbia V6C 3E8 Canada (604) 691-6100	Trent Mell Electra Battery Materials Corporation 133 Richmond Street W, Suite 602 Toronto, Ontario M5H 2L3 Canada (416) 900-3891	Thomas M. Rose Shona Smith Troutman Pepper Locke LLP 111 Huntington Avenue, 9th Floor Boston, MA 02199 United States (757) 687-7715

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which will specifically state that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or until the Registration Statement shall become effective on such date as the United States Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Electra Battery Materials Corporation (the “Company”) is filing this Amendment No. 5 (“Amendment No. 5”) to its Registration Statement on Form F-3, originally filed on June 27, 2025 (the “Original Filing”), and as amended on July 28, 2025 (“Amendment No. 1”), on August 11, 2025 (“Amendment No. 2”), on September 25, 2025 (“Amendment No. 3”), and on November 25, 2025 (“Amendment No. 4”). This Amendment No. 5 is being filed solely for the purpose of providing a new Exhibit 5.1 opinion regarding up to a maximum aggregate offering price of US$50,000,000 of securities that may be offered, issued and sold by us under the base prospectus contained in the Registration Statement. Accordingly, this Amendment No. 5 consists only of the facing page, this explanatory note, Part II of the Registration Statement, including the signature page and the exhibit index, and the filed exhibit. The prospectuses are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Under the Canada Business Corporations Act (the “CBCA”), we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity. The CBCA also provides that we may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the CBCA unless the individual:

•	acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our by-laws require us to indemnify to the fullest extent permitted by the CBCA each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.

Our by-laws authorize us to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity provided the individual acted in that capacity at our request.

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

EXHIBITS

The following exhibits have been filed as part of this Registration Statement.

Exhibit Number	Description
1.1†	Form of Underwriting Agreement.
1.2**	At-The-Market Offering Agreement, dated June 26, 2025, by and between the Registrant and H.C. Wainwright & Co., LLC.
3.1	Certificate of Continuance of First Cobalt Corp., dated September 4, 2018 (incorporated herein by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F filed with the SEC on May 16, 2024).
3.2	Certificate of Amendment and Articles of Amendment dated December 6, 2021 (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-264589) filed with the SEC on April 29, 2022).
3.3	Certificate of Amendment to the Articles of Incorporation of Electra Battery Materials Corporation dated November 17, 2022 (incorporated by reference to Exhibit 1.3 to the Registrant's Annual Report on Form 20-F filed with the SEC on May 16, 2024).
3.4	By-laws of the Registrant (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-264589) filed with the SEC on April 29, 2022).
4.1**	Specimen common share certificate.
4.2†	Form of Warrant Certificate.
4.3†	Form of Warrant Agreement or Warrant Indenture.
5.1*	Opinion of Cassels, Brock & Blackwell LLP
5.2**	Opinion of Cassels, Brock & Blackwell LLP
23.1.1*	Consent of Cassels, Brock & Blackwell LLP (contained in Exhibit 5.1).
23.1.2**	Consent of Cassels, Brock & Blackwell LLP (contained in Exhibit 5.2).
23.2**	Consent of MNP LLP.
23.3**	Consent of KPMG LLP.
23.4**	Consent of Martin Perron, Principal Engineer.
23.5**	Consent of Marc R. Beauvais, Principal Engineer.
23.6**	Consent of Pierre Roy, Principal Engineer.
23.7**	Consent of Eric Kinnan, Principal Geologist.
23.8**	Consent of Norda Stelo Géologie (formerly InnovExplo Inc.)
23.9**	Consent of Soutex Inc.
24**	Power of Attorney.
107**	Filing Fee Table.

*	Filed herewith
**	Previously Filed
†	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), including any Form 6-K, and incorporated herein by reference if necessary or required by the transaction.

UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the U.S. Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the U.S. Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the U.S. Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the U.S. Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the U.S. Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the U.S. Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the U.S. Securities Act to any purchaser:

(i)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the U.S. Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the U.S. Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the U.S. Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the U.S. Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the U.S. Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the U.S. Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on December 8, 2025.

ELECTRA BATTERY MATERIALS CORPORATION

By:/s/ Trent Mell
Name: Trent Mell
Title: President, Chief Executive Officer and Director

Pursuant to the requirements of the U.S. Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on December 8, 2025.

Signatures	Title

/s/ Trent Mell	President, Chief Executive Officer and Director
Trent Mell	(Principal Executive Officer)

*	Chief Financial Officer
Marty Rendall	(Principal Financial and Accounting Officer)

*	Director
Alden Greenhouse

*	Director
Gerard Hueber

*	Director
John Pollesel

*	Chairman of the Board
David Stetson

*	Director
Jody Thomas

*	Director
Susan Uthayakumar

*By:   /s/ Trent Mell

Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the U.S. Securities Act, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of Electra Battery Materials Corporation in the United States, on December 8, 2025.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director